BWX Technologies Reports Solid Second Quarter 2018 Results with Strong Revenue Growth

•	2Q18 strong revenue growth of 7%; 2Q18 orders up significantly

•	2Q18 GAAP EPS of $0.60; 2Q18 non-GAAP EPS of $0.58

•	Reiterated 2018 non-GAAP EPS guidance of $2.45 to $2.55 despite higher interest expense and integration costs

•	Completed acquisition of Nordion medical isotope business on July 30, 2018
Lynchburg, VA - August 6, 2018 - BWX Technologies, Inc. (NYSE: BWXT) ("BWXT" or the "Company") reported second quarter 2018 revenue of $439 million, a 7.1% increase compared to $410 million in the second quarter of 2017. GAAP net income for the second quarter 2018 was $60.7 million, or $0.60 per diluted share, compared to GAAP net income of $61.3 million, or $0.61 per diluted share, in the prior-year quarter. Non-GAAP net income for the second quarter 2018 was $58.0 million, or $0.58 per diluted share, compared to non-GAAP net income of $56.2 million, or $0.56 per diluted share, in the second quarter of 2017. A reconciliation of non-GAAP results is detailed in Exhibit 1.

"We are extremely pleased with our second quarter results, especially the robust top-line growth and the overall strong first half performance," said Rex D. Geveden, president and chief executive officer. "We continue to exhibit our capacity for growth while maintaining best-in-class margins and superior competitive positioning. We are maintaining earnings guidance as improving operating performance is being offset by increasing interest expense resulting from capital restructuring and integration costs related to the early close of Nordion.”

"We completed the acquisition of the Nordion medical radioisotope business on July 30, 2018. Closing this acquisition earlier than anticipated de-risks the industrialization phase for our technetium-99m product line and gives us immediate access to a growing and dynamic market.”

Second Quarter 2018 Segment Results
Nuclear Operations Group (NOG) segment revenue was $332 million for the second quarter of 2018, a 6.2% increase from the prior-year period driven by higher missile tube volume and more fuel activity. NOG operating income was $67.0 million in the second quarter of 2018, down 3.2% compared with the prior-year period. Second quarter 2018 segment operating margin was 20.2%.

Nuclear Power Group (NPG) segment revenue was $75.7 million for the second quarter of 2018, a 39% increase from the prior-year period driven by increased field service and refurbishment activity. NPG operating income was $7.8 million in the second quarter of 2018, a 37% increase from the prior-year period. Second quarter 2018 segment operating margin was 10.3%.

Nuclear Services Group (NSG) segment operating income was $3.5 million for the second quarter of 2018 compared with $15.4 million for second quarter of 2017, primarily driven by a $7.9 million gain from a favorable legal settlement in the prior-year period.

Liquidity and Debt
The Company generated cash from operating activities of $35.9 million in the second quarter of 2018 compared with net cash generated from operating activities of $118.8 million in the prior-year period. At the end of the second quarter 2018, the Company’s cash and short-term investments position, net of restricted cash, was $319.4 million.

As of June 30, 2018, the company had gross debt of $691.1 million, which included $400 million in senior notes and $291.1 million in term loans. There was no revolving line of credit borrowings and $71.5 million in letters of credit issued under the Company's revolving credit facility. As a result, the Company had $428.5 million in remaining availability under its revolving credit facility.

Quarterly Dividend
On August 3, 2018, our Board of Directors declared a quarterly cash dividend of $0.16 per common share. The dividend will be payable on September 7, 2018, to shareholders of record on August 20, 2018.

2018 Outlook
BWXT reiterated guidance for 2018:

•	EPS in a range of $2.45 to $2.55 (excluding mark-to-market of pension and post-retirement benefits)

•	Revenue in a range of $1.75 to $1.85 billion

•	NOG revenue in a range of $1.3 to $1.4 billion and operating margin in the high teens with upside potential

•	NPG revenue in a range of $300 to $350 million and operating margin of approximately 12%

•	NSG operating income of approximately $20 million

•	Research and development costs of approximately $15 million

•	Corporate unallocated costs of approximately $20 million

•	Other income primarily related to pension and other post-employment benefit plans of $30 to $35 million

•	Effective non-GAAP tax rate in a range of 22% to 25%

•	Capital expenditures of approximately $150 million, primarily to support growth in Navy business

•	Depreciation and amortization of approximately $60 million

Long-term Outlook
BWXT reiterated long-term guidance that beyond 2017, and excluding the benefit of tax reform, the Company anticipates an EPS Compound Annual Growth Rate (CAGR) in the low-double digits over a three to five year period based on a robust organic growth strategy and balance sheet capacity.

Conference Call to Discuss Second Quarter 2018 Results

Date:            Tuesday, August 7, 2018, at 9:00 a.m. EDT
Live Webcast:    Investor Relations section of website at www.bwxt.com

Forward-Looking Statements
BWXT cautions that this release contains forward-looking statements, including, without limitation, statements relating to backlog, to the extent they may be viewed as an indicator of future revenues; the anticipated benefits of our acquisition of Nordion’s medical isotope business; timing of future revenues from the acquisition of Nordion’s medical isotope business and new medical isotope business; our plans and expectations for the NOG, NPG and NSG segments; and our outlook and guidance for 2018 and beyond. These forward-looking statements are based on management’s current expectations and involve a number of risks and uncertainties, including, among other things, our ability to execute contracts in backlog; the lack of, or adverse changes in, Federal appropriations to government programs in which we participate; the demand for and competitiveness of nuclear power; capital priorities of power generating utilities; adverse changes in the industries in which we operate and delays, changes or termination of contracts in backlog. If one or more of these risks or other risks materialize, actual results may vary materially from those expressed. For a more complete discussion of these and other risk factors, see BWXT’s filings with the Securities and Exchange Commission, including our annual report on Form 10-K for the year ended December 31, 2017 and subsequent quarterly reports on Form 10-Q. BWXT cautions not to place undue reliance on these forward-looking statements, which speak only as of the date of this release, and undertakes no obligation to update or revise any forward-looking statement, except to the extent required by applicable law.

About BWXT
Headquartered in Lynchburg, Va., BWX Technologies, Inc. (NYSE:BWXT) is a leading supplier of nuclear components and fuel to the U.S. government; provides technical and management services to support the U.S. government in the operation of complex facilities and environmental remediation activities; and supplies precision manufactured components, services and fuel for the commercial nuclear power industry. With approximately 6,250 employees, BWXT has eleven major operating sites in the U.S. and Canada. In addition, BWXT joint ventures provide management and operations at more than a dozen U.S. Department of Energy and two NASA facilities. Follow us on Twitter @BWXTech and learn more at www.bwxt.com.

Investor Contact:		Media Contact:
Alan Nethery		Jud Simmons
Vice President and Chief Investor Relations Officer		Director, Media and Public Relations
980-365-4300	Investors@bwxt.com	434-522-6462	hjsimmons@bwxt.com

EXHIBIT 1

BWX TECHNOLOGIES, INC.
RECONCILIATION OF NON-GAAP OPERATING INCOME AND EARNINGS PER SHARE(1)(2)(3)
(In millions, except per share amounts)

	Three Months Ended June 30, 2018
	GAAP	Acquisition Related Costs	Recognition of Debt Issuance Costs from Former Credit Facility	Gain on Forward Contracts	Non-GAAP

Operating Income	$71.5	$—	$—	$—	$71.5
Other Income (Expense)	7.7	—	2.4	(6.0)	4.1
Provision for Income Taxes	(18.5)	—	(0.6)	1.5	(17.6)
Net Income	60.7	—	1.8	(4.5)	58.1
Net Income Attributable to Noncontrolling Interest	(0.1)	—	—	—	(0.1)
Net Income Attributable to BWXT	$60.7	$—	$1.8	$(4.5)	$58.0

Diluted Shares Outstanding	100.6				100.6
Diluted Earnings per Common Share	$0.60	$—	$0.02	$(0.04)	$0.58

Effective Tax Rate	23.3%				23.2%

	Three Months Ended June 30, 2017
	GAAP	Litigation	Impairment (Gains) / Losses	Non-GAAP

Operating Income	$85.4	$(7.9)	$—	$77.5
Other Income (Expense)	3.1	—	—	3.1
Provision for Income Taxes	(27.1)	2.8	—	(24.2)
Net Income	61.4	(5.1)	—	56.3
Net Income Attributable to Noncontrolling Interest	(0.2)	—	—	(0.2)
Net Income Attributable to BWXT	$61.3	$(5.1)	$—	$56.2

Diluted Shares Outstanding	100.2			100.2
Diluted Earnings per Common Share	$0.61	$(0.05)	$—	$0.56

Effective Tax Rate	30.6%			30.1%

(1)	Tables may not foot due to rounding.
(2)
BWXT is providing non-GAAP information regarding certain of its historical results and guidance on future earnings per share to supplement the results provided in accordance with GAAP and it should not be considered superior to, or as a substitute for, the comparable GAAP measures. BWXT believes the non-GAAP measures provide meaningful insight and transparency into the Company’s operational performance and provides these measures to investors to help facilitate comparisons of operating results with prior periods and to assist them in understanding BWXT's ongoing operations.

(3)
BWXT has not included a reconciliation of provided non-GAAP guidance to the comparable GAAP measures due to the difficulty and unreliability of estimating any mark-to-market adjustments for pension and post-retirement benefits, which are determined at the end of the year.

EXHIBIT 1 (continued)

BWX TECHNOLOGIES, INC.
RECONCILIATION OF NON-GAAP OPERATING INCOME AND EARNINGS PER SHARE(1)(2)(3)
(In millions, except per share amounts)

	Six Months Ended June 30, 2018
	GAAP	Acquisition Related Costs	Recognition of Debt Issuance Costs from Former Credit Facility	Gain on Forward Contracts	Non-GAAP

Operating Income	$151.4	$1.6	$—	$—	$153.0
Other Income (Expense)	12.8	—	2.4	(6.0)	9.2
Provision for Income Taxes	(37.1)	(0.4)	(0.6)	1.5	(36.6)
Net Income	127.1	1.2	1.8	(4.5)	125.7
Net Income Attributable to Noncontrolling Interest	(0.0)	—	—	—	(0.0)
Net Income Attributable to BWXT	$127.1	$1.2	$1.8	$(4.5)	$125.6

Diluted Shares Outstanding	100.5				100.5
Diluted Earnings per Common Share	$1.26	$0.01	$0.02	$(0.04)	$1.25

Effective Tax Rate	22.6%				22.5%

	Six Months Ended June 30, 2017
	GAAP	Litigation	Impairment (Gains) / Charges	Non-GAAP

Operating Income	$161.7	$(7.9)	$—	$153.8
Other Income (Expense)	7.2	—	(0.4)	6.8
Provision for Income Taxes	(51.7)	2.8	0.0	(48.8)
Net Income	117.2	(5.1)	(0.4)	111.7
Net Income Attributable to Noncontrolling Interest	(0.2)	—	—	(0.2)
Net Income Attributable to BWXT	$117.0	$(5.1)	$(0.4)	$111.5

Diluted Shares Outstanding	100.4			100.4
Diluted Earnings per Common Share	$1.16	$(0.05)	$(0.00)	$1.11

Effective Tax Rate	30.6%			30.4%

(1)	Tables may not foot due to rounding.
(2)
BWXT is providing non-GAAP information regarding certain of its historical results and guidance on future earnings per share to supplement the results provided in accordance with GAAP and it should not be considered superior to, or as a substitute for, the comparable GAAP measures. BWXT believes the non-GAAP measures provide meaningful insight and transparency into the Company’s operational performance and provides these measures to investors to help facilitate comparisons of operating results with prior periods and to assist them in understanding BWXT's ongoing operations.

(3)
BWXT has not included a reconciliation of provided non-GAAP guidance to the comparable GAAP measures due to the difficulty of estimating any mark-to-market adjustments for pension and post-retirement benefits, which are determined at the end of the year.

BWX TECHNOLOGIES, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS

ASSETS

	June 30, 2018	December 31, 2017
	(Unaudited) (In thousands)
Current Assets:
Cash and cash equivalents	$317,624	$203,404
Restricted cash and cash equivalents	5,870	7,105
Investments	1,824	2,934
Accounts receivable – trade, net	200,889	189,217
Accounts receivable – other	14,742	19,365
Contracts in progress	317,405	420,628
Other current assets	32,343	30,437
Total Current Assets	890,697	873,090
Property, Plant and Equipment	1,034,015	1,013,141
Less accumulated depreciation	676,813	664,512
Net Property, Plant and Equipment	357,202	348,629
Investments	8,932	9,301
Goodwill	215,547	218,331
Deferred Income Taxes	84,868	86,740
Investments in Unconsolidated Affiliates	57,854	43,266
Intangible Assets	103,008	110,405
Other Assets	24,357	22,577
TOTAL	$1,742,465	$1,712,339

BWX TECHNOLOGIES, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
LIABILITIES AND STOCKHOLDERS' EQUITY

	June 30, 2018	December 31, 2017
	(Unaudited) (In thousands, except share and per share amounts)
Current Liabilities:
Current maturities of long-term debt	$14,556	$27,870
Accounts payable	88,421	93,421
Accrued employee benefits	67,417	82,477
Accrued liabilities – other	48,377	64,738
Advance billings on contracts	77,775	246,192
Accrued warranty expense	12,822	13,428
Total Current Liabilities	309,368	528,126
Long-Term Debt	666,200	481,059
Accumulated Postretirement Benefit Obligation	20,065	21,368
Environmental Liabilities	80,708	79,786
Pension Liability	259,231	296,444
Other Liabilities	18,576	19,799
Commitments and Contingencies
Stockholders' Equity:
Common stock, par value $0.01 per share, authorized 325,000,000 shares; issued 125,748,071 and 125,381,591 shares at June 30, 2018 and December 31, 2017, respectively	1,257	1,254
Preferred stock, par value $0.01 per share, authorized 75,000,000 shares; No shares issued	—	—
Capital in excess of par value	108,919	98,843
Retained earnings	1,097,665	990,652
Treasury stock at cost, 26,057,475 and 25,964,088 shares at June 30, 2018 and December 31, 2017, respectively	(820,826)	(814,809)
Accumulated other comprehensive income	1,248	9,454
Stockholders' Equity – BWX Technologies, Inc.	388,263	285,394
Noncontrolling interest	54	363
Total Stockholders' Equity	388,317	285,757
TOTAL	$1,742,465	$1,712,339

BWX TECHNOLOGIES, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

	Three Months Ended June 30,		Six Months Ended June 30,
	2018	2017	2018	2017
	(Unaudited) (In thousands, except share and per share amounts)
Revenues	$438,921	$410,011	$896,384	$838,240
Costs and Expenses:
Cost of operations	318,209	278,356	645,573	581,572
Research and development costs	4,107	1,152	7,714	2,671
Gains on asset disposals and impairments, net	(237)	(31)	(245)	(31)
Selling, general and administrative expenses	51,518	48,433	105,280	99,530
Total Costs and Expenses	373,597	327,910	758,322	683,742
Equity in Income of Investees	6,225	3,327	13,375	7,202
Operating Income	71,549	85,428	151,437	161,700
Other Income (Expense):
Interest income	441	211	1,219	348
Interest expense	(7,869)	(3,906)	(11,429)	(7,423)
Other – net	15,106	6,749	23,016	14,235
Total Other Income (Expense)	7,678	3,054	12,806	7,160
Income before Provision for Income Taxes	79,227	88,482	164,243	168,860
Provision for Income Taxes	18,493	27,062	37,096	51,654
Net Income	$60,734	$61,420	$127,147	$117,206
Net Income Attributable to Noncontrolling Interest	(71)	(157)	(43)	(224)
Net Income Attributable to BWX Technologies, Inc.	$60,663	$61,263	$127,104	$116,982
Earnings per Common Share:
Basic:
Net Income Attributable to BWX Technologies, Inc.	$0.61	$0.62	$1.28	$1.18
Diluted:
Net Income Attributable to BWX Technologies, Inc.	$0.60	$0.61	$1.26	$1.16
Shares used in the computation of earnings per share:
Basic	99,681,580	99,166,205	99,603,884	99,305,558
Diluted	100,571,737	100,150,926	100,542,014	100,420,948

BWX TECHNOLOGIES, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

	Six Months Ended June 30,
	2018	2017
	(Unaudited) (In thousands)
CASH FLOWS FROM OPERATING ACTIVITIES:
Net Income	$127,147	$117,206
Non-cash items included in net income from continuing operations:
Depreciation and amortization	28,420	28,199
Income of investees, net of dividends	(3,384)	987
Gains on asset disposals and impairments, net	(245)	(31)
Gain on forward contracts	(5,997)	—
Recognition of debt issuance costs from Former Credit Facility	2,441	—
Recognition of losses for pension and postretirement plans	993	892
Stock-based compensation expense	5,755	7,098
Changes in assets and liabilities:
Accounts receivable	(10,858)	(154)
Accounts payable	(3,835)	(26,905)
Contracts in progress and advance billings on contracts	(53,902)	(3,869)
Income taxes	(12,302)	18,477
Accrued and other current liabilities	973	(39,325)
Pension liability, accrued postretirement benefit obligation and employee benefits	(57,439)	(43,790)
Other, net	(457)	5,320
NET CASH PROVIDED BY OPERATING ACTIVITIES	17,310	64,105
CASH FLOWS FROM INVESTING ACTIVITIES:
Purchases of property, plant and equipment	(33,960)	(28,747)
Purchases of securities	(1,822)	(12,049)
Sales and maturities of securities	2,955	19,986
Investments, net of return of capital, in equity method investees	(9,800)	211
Proceeds from asset disposals	249	140
Other, net	997	(24)
NET CASH USED IN INVESTING ACTIVITIES	(41,381)	(20,483)
CASH FLOWS FROM FINANCING ACTIVITIES:
Borrowings of long-term debt	700,000	73,600
Repayments of long-term debt	(509,968)	(87,344)
Payment of debt issuance costs	(8,197)	—
Dividends paid to common shareholders	(32,063)	(20,139)
Exercise of stock options	3,018	14,608
Cash paid for shares withheld to satisfy employee taxes	(4,710)	(7,045)
Other	(352)	(266)
NET CASH PROVIDED BY (USED IN) FINANCING ACTIVITIES	147,728	(26,586)
EFFECTS OF EXCHANGE RATE CHANGES ON CASH	(10,660)	6,294
TOTAL INCREASE IN CASH AND CASH EQUIVALENTS AND RESTRICTED CASH AND CASH EQUIVALENTS	112,997	23,330
CASH AND CASH EQUIVALENTS AND RESTRICTED CASH AND CASH EQUIVALENTS AT BEGINNING OF PERIOD	213,144	134,600
CASH AND CASH EQUIVALENTS AND RESTRICTED CASH AND CASH EQUIVALENTS AT END OF PERIOD	$326,141	$157,930
SUPPLEMENTAL DISCLOSURES OF CASH FLOW INFORMATION:
Cash paid during the period for:
Interest	$7,625	$7,049
Income taxes (net of refunds)	$49,848	$33,997
SCHEDULE OF NON-CASH INVESTING ACTIVITY:
Accrued capital expenditures included in accounts payable	$8,775	$3,886

BWX TECHNOLOGIES, INC.
BUSINESS SEGMENT INFORMATION

	Three Months Ended June 30,		Six Months Ended June 30,
	2018	2017	2018	2017
	(Unaudited) (In thousands)
REVENUES:
Nuclear Operations Group	$332,140	$312,866	$648,771	$637,947
Nuclear Services Group	32,596	44,785	62,629	72,639
Nuclear Power Group	75,697	54,569	188,513	132,243
Adjustments and Eliminations	(1,512)	(2,209)	(3,529)	(4,589)
TOTAL	$438,921	$410,011	$896,384	$838,240

SEGMENT INCOME:
Nuclear Operations Group	$67,046	$69,295	$134,703	$137,044
Nuclear Services Group	3,511	15,399	4,688	15,801
Nuclear Power Group	7,810	5,712	29,574	18,668
Other	(4,357)	(1,070)	(8,400)	(2,682)
SUBTOTAL	74,010	89,336	160,565	168,831
Unallocated Corporate	(2,461)	(3,908)	(9,128)	(7,131)
TOTAL	$71,549	$85,428	$151,437	$161,700

DEPRECIATION AND AMORTIZATION:
Nuclear Operations Group	$8,124	$7,924	$15,902	$15,555
Nuclear Services Group	895	936	1,808	1,874
Nuclear Power Group	3,484	3,419	7,079	6,807
Other	—	—	—	—
Corporate	1,856	1,944	3,631	3,963
TOTAL	$14,359	$14,223	$28,420	$28,199

CAPITAL EXPENDITURES:
Nuclear Operations Group	$14,615	$12,488	$28,424	$24,239
Nuclear Services Group	—	104	235	311
Nuclear Power Group	763	1,148	1,722	2,188
Other	542	—	1,054	—
Corporate	406	1,294	2,525	2,009
TOTAL	$16,326	$15,034	$33,960	$28,747

BWX TECHNOLOGIES, INC.
BUSINESS SEGMENT INFORMATION

	Three Months Ended June 30,		Six Months Ended June 30,
	2018	2017	2018	2017
	(Unaudited) (In thousands)
BACKLOG:
Nuclear Operations Group	$2,686,050	$3,262,169	$2,686,050	$3,262,169
Nuclear Services Group	43,518	20,980	43,518	20,980
Nuclear Power Group	883,049	480,534	883,049	480,534
TOTAL	$3,612,617	$3,763,683	$3,612,617	$3,763,683

BOOKINGS:
Nuclear Operations Group	$14,860	$169,734	$74,936	$414,499
Nuclear Services Group	47,572	28,241	75,323	65,291
Nuclear Power Group	408,377	56,654	445,285	139,352
TOTAL	$470,809	$254,629	$595,544	$619,142